Exhibit 99.1

JONES ENERGY, INC. ANNOUNCES 2013 SECOND-QUARTER

FINANCIAL AND OPERATING RESULTS

Austin, TX — September 3, 2013 — Jones Energy, Inc. (NYSE: JONE) (“Jones Energy “ or “the Company”) today announced financial and operating results for the quarter ended June 30, 2013, reporting net income attributable to common stockholders of $48.7 million and adjusted EBITDAX, a non-GAAP financial measure, of $52.7 million.  (Please see supplemental financial information at the end of this news release for reconciliations of non-GAAP financial measures.)

2013 Second-Quarter Highlights

•                  Increased total production to 16,725 barrels of oil equivalent per day (“Boe/d”), up 5% from the first quarter of 2013 and 37% from the second quarter of 2012.

•                  Increased oil production to 4,540 barrels per day (“Bbl/d”), up 31% from the first quarter of 2013 and 147% from the second quarter of 2012.

•                  Increased adjusted EBITDAX to $52.7 million, up 12% from the first quarter of 2013 and 71% from the second quarter of 2012.

•                  Increased drilling pace from five rigs as of April 1, 2013 to six rigs as of June 30, 2013, all of which were drilling in the Cleveland; expect to add four additional rigs by year-end (two Cleveland and two Woodford).

•                  Achieved our fastest ever spud to total depth (“TD”) time and average rate of penetration for a Cleveland well of 14.6 days and 873 ft. /day, respectively.

•                  Achieved a 40% production uplift by optimizing stimulation design and increasing stage count from 10 to 14 on recent Woodford completions with at least three months of production.

•                  Signed a new Joint Development Agreement (“JDA”) with Vanguard Natural Resources, covering a 360 section AMI in the Arkoma Woodford.

•                  Entered into an agreement with BP to drill up to 17 wells in the Arkoma Woodford.

•                  Subsequent to quarter end, on July 29, 2013, Jones successfully completed its initial public offering of 12.5 million primary shares of Class A common stock at a price to the public of $15.00 per share and received net proceeds of $177.0 million (net of underwriting discounts and commissions).  Net proceeds were used to reduce indebtedness under the Company’s revolving credit facility.

Jonny Jones, Jones Energy’s Chairman and CEO commented, “The Company achieved new records in production, revenue and EBITDAX during the second quarter, driven by the focused execution of our business plan.  We drilled 19 operated wells and completed 21 operated wells, and once again we achieved these results while not outspending our cash flow.  We increased the percentage of oil in our total production from 15% in the second quarter 2012 to 27% in the second quarter 2013 by focusing on the liquids rich fairway of the Cleveland play.  The operating team continues to focus on controlling and reducing our best-in-class drilling and completion costs, and during the quarter we achieved our fastest ever time to drill and complete a Cleveland well.  These solid operating results and our industry-leading costs will help us continue to generate outstanding well level returns, and our recent successful IPO provides the Company with additional financial flexibility to grow.  We have added one rig subsequent to the end of the quarter in the Woodford, and are on track to have ten rigs running by year-end with eight in the Cleveland and two in the Woodford.”

Operational Update

Cleveland

The Company drilled (spud) 19 Cleveland wells in the second quarter of 2013, 5 of which were completed as of June 30, 2013.  The Company also completed 11 Cleveland wells in the second quarter that were carried over from prior periods.  As of June 30, 2013, 6 wells were drilling and 8 wells were in various stages of completion.  Please see the table below for more detail regarding the Cleveland drilling activity for the first half of 2013.

Daily net production in the Cleveland increased to 9,671 Boe/d, up 7% from the first quarter of 2013 and up 80% from the second quarter of 2012.  Additionally, oil and natural gas liquids as a percentage of total production increased to 66% in the second quarter of 2013, up from 59% in the second quarter of 2012.

The average initial production rate for the first 30 days following completion, or IP30, of the 23 wells completed in the first half of 2013 was 505 Boe/d, which is at the upper end of management’s expectations.  The average number of days to drill Cleveland wells has been reduced from 28.7 in 2012 to 26.6 in the first half of 2013.   Drilling and completion costs were also in line with management’s expectations based on our $3.1 million AFE.  The Company currently has 6 rigs running in the Cleveland, and expects 8 to be running by the end of the year.  The Company expects to drill approximately 70 gross wells and complete approximately 60 gross wells in 2013.

Woodford

The Company did not spud any Woodford wells in the second quarter; however, it brought online 5 previously drilled wells.  The Company expects to drill an additional 9 gross wells in 2013, all of which will be undergoing batch completion operations in December.  Of the 9 wells we expect to drill, 5 will be under our new JDA with Vanguard and 4 will be under our new agreement with BP.

Total daily net production in the Woodford was 4,199 Boe/d, up 3% from the first quarter of 2013 and down 11% from the second quarter of 2012.  This second quarter production decrease was due to the pause in drilling over the first half of the year which allowed us to evaluate results prior to signing the Vanguard JDA, and was in line with management expectations and full year 2013 guidance.  The Company currently has one rig running in the

Woodford, and expects to add an additional rig in the middle of September with both rigs running for the remainder of 2013.

Other

The Company manages a non-operated position in the Hogshooter Granite Wash, which accounts for a relatively small piece of its overall capital program and allocation of resources.  During the second quarter of 2013, 1 non-operated well was completed.  While the Company’s working interest is generally small in these wells, the results have been strong and we expect to participate in approximately 10 gross wells by the end of the year.

2013 YTD Operated Drilling Summary (Gross / Net Wells)

	1Q13	2Q13	YTD

Drilled (Spud)
Cleveland	11 / 8	19 / 14	30 / 22
Woodford	3 / 1	- / -	3 / 1
Total Operated Wells Drilled	14 / 9	19 / 14	33 / 23

Completed
Cleveland	7 / 5	16 / 12	23 / 17
Woodford	- / -	5 / 1	5 / 1
Total Operated Wells Completed	7 / 5	21 / 13	28 / 18

Capital Expenditures

During the second quarter of 2013 the Company spent $46 million, of which $39 million was related to drilling and completing wells.  The table below summarizes the Company’s capital investment by area for the first half of the year.

2013 YTD Capital Expenditure Summary ($mm)

	1Q13	2Q13	YTD

Cleveland	$34.1	$34.3	$68.4
Woodford	2.1	3.2	5.3
Other Areas and Non-Operated	—	1.2	1.2
Total Drilling	$36.2	$38.7	$74.9

Leasehold and Other	7.4	7.7	15.1
Total Capital Expenditures	$43.6	$46.4	$90.0

Liquidity

As of June 30, 2013, the Company had borrowings of $445 million outstanding under its revolving credit facility, which had a borrowing base of $500 million, and had $29.4 million of cash and cash equivalents.  On July 29, 2013, we closed our initial public offering of 12,500,000 shares of our Class A common stock at a price to the public of $15.00 per share.  We received net proceeds of approximately $177.0 million, of which $167.0 million was used to repay outstanding borrowings on the Company’s revolving credit facility and the remainder was used for IPO related expenses and working capital.  As of August 29, 2013, the Company had $222.0 million in available borrowings under its revolving credit facility and $253.4 million of liquidity.

Risk Management

The Company had the following commodity derivative contracts outstanding as of August 29, 2013:

	6 Months Ending	FYE December 31,
	12/31/13	2014	2015	2016	2017	Total
Oil, Gas and NGL Swaps
Crude Oil (MBbl)	648	1,601	1,158	859	555	4,821
Natural Gas (MMcf)	6,350	11,610	9,073	7,220	5,850	40,103
NGLs (MBbl)	855	1,005	502	97	42	2,501
Total Swaps (MBoe)	2,561	4,541	3,172	2,159	1,572	14,006

Weighted Average Prices
Crude Oil ($ / Bbl)	$90.98	$90.93	$89.43	$87.84	$85.31	$89.38
Natural Gas ($ / Mcf)	4.82	5.07	5.04	5.15	4.55	4.96

2013 Guidance

The table below reflects the Company’s actual data for the first half of 2013, and the Company’s guidance for the second half of 2013 and the full year 2013.

	1H 2013	2H 2013E	2013E
Total Production (MMBoe) (1)	3.0	3.1 – 3.5	6.1 – 6.5
Average Daily Production (Boe/d) (1)	16,304	17,000 – 19,200	16,600 – 17,900
% Oil and Natural Gas Liquids (1)	53%	57% - 60%	54% - 57%

Operating Expenses ($/Boe)	$3.91	$3.75 - $4.75	$3.75 – $4.50
Production Taxes (% of revenue)	4.7%	4.7%	4.7%
G&A Expenses ($mm) (2)	$8.8	$9.2 - $12.2	$18.0 - $21.0
Capital Expenditures ($mm)	$90.0	$130.0 - $140.0	$220.0 - $230.0

(1)         Company is in ethane rejection in the Woodford. Projections assume ethane rejection continues throughout 2013.

(2)         Excluding non-cash compensation expense.

Conference Call Details

Jones Energy will host a conference call for investors and analysts to discuss its results for the quarter on Wednesday, September 4th, 2013 at 10:00 a.m. ET (9:00 a.m. CT).  Participants may join the conference call by dialing (866) 652-5200 (for U.S. and Canada) or (412) 317-6060 (International).  If you are not able to participate in the conference call, an audio replay will be available through 9:00 a.m. ET, December 4, 2013, by dialing (877) 344-7529 for domestic U.S., or (412) 317-0088 for international participants, and entering conference code 10033052. A replay of the conference call may also be found on the Company’s website, www.jonesenergy.com.

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the development and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma.  Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact:

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including guidance regarding the timing and location of additional rigs, results of the Company’s drilling program, 2013 capital budget, ability to fund substantially all of the Company’s 2013 capital expenditure budget with cash flow from operations, customers’ elections to reject ethane and include it as part of the natural gas stream for the remainder of 2013, projections regarding total production, average daily production, percentage liquids, operating expenses, production taxes as a percentage of revenue, G&A expenses and capital expenditure levels for the second half of 2013 and full year 2013.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanatory Note

The historical financial information contained in this report relates to periods that ended prior to the completion of the initial public offering (“the Offering”) of 12,500,000 shares of Class A common stock of Jones Energy, Inc. (the “Company”) at a price of $15.00 per share. The Company’s Class A common stock began trading on the New York Stock Exchange (“NYSE”) under the symbol “JONE” on July 24, 2013, and the Offering closed on July 29, 2013. Consequently, the unaudited consolidated financial statements and related discussion of financial condition and results of operations contained in this report pertain to Jones Energy Holdings, LLC (“JEH LLC”), the predecessor entity to the Company. In connection with the completion of the Offering, the Company became a holding company whose sole material asset consists of units of ownership in JEH LLC. As the sole managing member of JEH LLC, the Company is responsible for all operational, management and administrative decisions relating to JEH LLC’s business and will consolidate the financial results of JEH LLC and its subsidiaries.

JEH LLC acts as a holding company of operating subsidiaries that own and operate assets that are used in the exploration, development, production and acquisition of oil and natural gas properties. Prior to the Offering, the equity capital of JEH LLC consisted of several classes of limited liability company units with differing entitlements to distributions. In connection with the Offering, the Jones family, Metalmark Capital, Wells Fargo Central Pacific Holdings, Inc., and certain members of management, or, collectively, the Existing Owners, converted their existing membership interests in JEH LLC into a single class of units (the “JEH LLC Units”), and the Second Amended and Restated Limited Liability Company Agreement of JEH LLC was amended and restated to, among other things, modify JEH LLC’s equity capital to consist solely of the JEH LLC Units and admit the Company as the sole managing member of JEH LLC.

Jones Energy, Inc.

Results of Operations

($ in thousands)

The following table summarizes our revenues and expenses for the periods indicated.

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Revenues:
Oil	$36,674	$15,050	$21,624	$64,249	$34,109	$30,140
Natural gas	14,900	5,003	9,897	27,687	12,404	15,283
NGLs	12,726	11,052	1,674	27,623	27,109	514
Total oil and gas	64,300	31,105	33,195	119,559	73,622	45,937
Other	226	249	(23)	447	528	(81)
Total operating revenues	64,526	31,354	33,172	120,006	74,150	45,856
Costs and expenses:
Lease operating	6,201	5,803	398	11,546	11,331	215
Production taxes	3,182	1,166	2,016	5,634	2,759	2,875
Exploration	479	107	372	605	181	424
Depletion, depreciation and amortization	26,922	18,249	8,673	52,023	37,022	15,001
Impairment of oil and gas properties	—	43	(43)	—	61	(61)
Accretion of discount	166	134	32	263	281	(18)
General and administrative	7,325	4,000	3,325	11,637	7,675	3,962
Total costs and expenses	44,275	29,502	14,773	81,708	59,310	22,398
Operating income	20,251	1,852	18,400	38,298	14,840	23,458
Other income (expenses):
Interest expense	(7,854)	(5,552)	(2,302)	(15,833)	(12,152)	(3,681)
Net gain on commodity derivatives	36,555	30,822	5,733	25,172	38,559	(13,387)
Gain (loss) on sales of assets	(45)	(72)	27	25	1,356	(1,331)
Total other income (expense)	28,656	25,198	3,458	9,364	27,763	(18,399)
Income before income tax	48,907	27,050	21,858	47,662	42,603	5,059
Income tax provision	252	112	140	251	223	28
Net income	$48,655	$26,938	$21,718	$47,411	$42,380	$5,031

Jones Energy, Inc.

Balance Sheet

($ in thousands)

	June 30,	December 31,
	2013	2012

Assets
Current assets
Cash	$29,366	$23,726
Accounts receivable, net
Oil and gas sales	41,124	29,684
Joint interest owners	29,263	21,876
Other	1,848	4,590
Other current assets	5,156	1,088
Commodity derivative assets	18,053	17,648
Total current assets	124,810	98,612
Oil and gas properties, net, at cost under the successful efforts method	1,046,131	1,007,344
Other property, plant and equipment, net	2,764	3,398
Commodity derivative assets	34,540	25,199
Other assets	16,182	16,133
Total assets	$1,224,427	$1,150,686
Liabilities and Members’ Equity
Current liabilities
Trade accounts payable	$60,248	$38,036
Oil and gas sales payable	56,569	45,860
Accrued liabilities	5,122	3,873
Deferred tax liabilities	68	61
Asset retirement obligations	174	174
Commodity derivative liabilities	2,383	4,035
Total current liabilities	124,564	92,039
Long-term debt	605,000	610,000
Deferred revenue	15,000	—
Commodity derivative liabilities	88	7,657
Asset retirement obligations	10,023	9,332
Deferred tax liabilities	2,086	1,876
Total liabilities	756,761	720,904

Members’ equity
Class A preferred units; 14,250,000 authorized and issued	222,376	205,970
Class B preferred units; 1,500,000 authorized and issued	23,408	21,681
Class C preferred units; 8,500,000 authorized and issued	132,644	122,860
Common units; 4,500,000 authorized and issued	70,224	65,043
Management units; 3,194,444 authorized and issued	19,014	14,228
Total members’ equity	467,666	429,782
Total liabilities and members’ equity	$1,224,427	$1,150,686

Jones Energy, Inc.

Statement of Cash Flow Data

($ in thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities
Net income	$47,411	$42,380
Adjustments to reconcile net income to net cash provided by operating activities
Depletion, depreciation, and amortization	52,023	37,022
Impairment of oil and gas properties	—	61
Accretion of discount	263	281
Amortization of debt issuance costs	1,327	1,765
Stock compensation expense	473	283
Other compensation expense	2,465	—
Gain on commodity derivatives	(25,172)	(38,559)
Gain on sales of assets	(25)	(1,356)
Deferred income tax provision	217	223
Other - net	310	141
Changes in assets and liabilities
Accounts receivable	(17,456)	26,167
Other assets	(7,885)	(57)
Accounts payable and accrued liabilities	7,859	(27,339)
Deferred revenue	15,000	—
Net cash provided by operations	76,810	41,012
Cash flows from investing activities
Additions to oil and gas properties	(63,545)	(62,034)
Proceeds from sales of assets	423	9,151
Acquisition of other property, plant and equipment	(290)	(323)
Current period settlements of matured derivative contracts	7,267	11,907
Net cash used in investing	(56,145)	(41,299)
Cash flows from financing activities
Proceeds from issuance of long-term debt	—	44,243
Repayment under long-term debt	(5,000)	(34,243)
Payment of debt issuance costs	(25)	—
Distributions to members	(10,000)	—
Net cash (used in) provided by financing	(15,025)	10,000
Net increase in cash	5,640	9,713
Cash
Beginning of period	23,726	6,136
End of period	$29,366	$15,849
Supplemental disclosure of cash flow information
Cash paid for interest	$13,818	$10,419
Noncash oil and gas property additions	26,312	(3,546)
Current additions to ARO	263	166
Deferred offering costs	3,479	—
Noncash distributions to members	10,000	—

Jones Energy, Inc.

Selected Financial and Operating Statistics

The following table sets forth summary data regarding production volumes, average prices and average production costs associated with our sale of oil and natural gas for the periods indicated.

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Net production volumes:
Oil (MBbls)	413	167	246	725	361	364
Natural gas (MMcf)	4,138	3,268	870	8,404	6,812	1,592
NGLs (MBbls)	419	399	20	825	845	(20)
Total (MBoe)	1,522	1,111	411	2,951	2,341	609
Average net (Boe/d)	16,725	12,209	4,516	16,304	12,934	3,370
Average sales price, unhedged:
Oil (per Bbl), unhedged	$88.80	$90.12	$(1.32)	$88.62	$94.48	$(5.87)
Natural gas (per Mcf), unhedged	3.60	1.53	2.07	3.29	1.82	1.47
NGLs (per Bbl), unhedged	30.37	27.70	2.67	33.48	32.08	1.40
Combined (per Boe), unhedged	42.25	28.00	14.25	40.51	31.45	9.07
Average sales price, hedged:
Oil (per Bbl), hedged	$86.75	$88.33	$(1.58)	$86.54	$89.39	$(2.85)
Natural gas (per Mcf), hedged	4.11	3.77	0.34	4.06	3.81	0.25
NGLs (per Bbl), hedged	33.26	35.65	(2.39)	35.05	36.47	(1.41)
Combined (per Boe), hedged	43.86	37.16	6.70	42.62	38.04	4.58
Average costs (per BOE):
Lease operating	$4.07	$5.22	$(1.15)	$3.91	$4.84	$(0.93)
Production taxes	2.09	1.05	1.04	1.91	1.18	0.73
Depletion, depreciation and amortization	17.69	16.43	1.26	17.63	15.81	1.81
General and administrative	4.81	3.60	1.21	3.94	3.28	0.66

Jones Energy, Inc.

Non-GAAP Financial Measures and Reconciliations

($ in thousands)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies.

We define Adjusted EBITDAX as earnings before interest expense, income taxes, depreciation, depletion and amortization, exploration expense, unrealized gains and losses from derivatives, and other items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2013	2012	2013	2012

Reconciliation of Adjusted EBITDAX to net income
Net income	$48,655	$26,938	$47,411	$42,380
Interest expense (excluding amortization of deferred financing costs)	7,190	4,669	14,506	10,387
Deferred taxes	240	112	217	223
Amortization of deferred financing costs	664	883	1,327	1,765
Depreciation and depletion	26,922	18,249	52,023	37,022
Impairment of oil and natural gas properties	—	43	—	61
Accretion expense	166	134	263	281
Other non-cash charges	145	201	310	141
Stock compensation expense	352	142	473	283
Other compensation expense	2,465	—	2,465	—
Net gain on derivative contracts	(36,555)	(30,822)	(25,172)	(38,559)
Current period settlements of matured derivative contracts	2,457	10,179	6,205	15,420
Loss (gain) on sales of assets	45	72	(25)	(1,356)
Adjusted EBITDAX	$52,746	$30,800	$100,003	$68,048